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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
Provo International, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement of Provo International, Inc., on Forms S-3 (#333-89811, 333-35058, 333-110764 and 333-112926) and Form S-8
(#333-86792) of our report dated April 2, 2004, on the consolidated financial statements of Provo International, Inc. as December 31, 2003 and for the year ended December 31, 2003 appearing in the annual report on Form 10-KSB of Provo International, Inc. for the year ended December 31, 2003


/s/ Bernardo Soto, CPA
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Hernandez Marron y Cia., S. C.


Mexico City, Mexico

April 29, 2004